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                                                                     Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Dated: December 21, 2004

                                     WARRANT

                    To Purchase 3,750 Shares of Common Stock of ADVANCED LIFE SCIENCES HOLDINGS, INC.

Expiring December 21, 2009

     THIS TO CERTIFY THAT, for value received, LEADERS BANK or any registered assigns ("HOLDER") is entitled to purchase from ADVANCED LIFE SCIENCES HOLDINGS, INC., a Delaware corporation (the "COMPANY"), at any time or from time to time after 9:00 a.m., Chicago time, on the date hereof and prior to 5:00 p.m., Chicago time, on December 21, 2009, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") shown above, subject to adjustment as provided in Articles IV and V hereof, and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of one or more warrants (the "WARRANTS") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 3,750 shares of Common Stock. The Warrants have been issued by the Company pursuant to the Business Loan Agreement dated as of December 21, 2004 (as amended from time to time, the "LOAN AGREEMENT") between the Company and Holder, in consideration of a loan to the Company by the Holder. The Holder is entitled to certain benefits as set forth therein. The Company shall keep a copy of the Loan Agreement, and any amendments thereto, at the Warrant Agency, and shall furnish, without charge, copies thereof to the Holder upon request.

     Certain terms used in this Warrant are defined in Article VI.

                                    ARTICLE I

                              EXERCISE OF WARRANTS

     1.1. METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at the Warrant Agency (a) this Warrant, (b) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall be a whole number of shares if for less than

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all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised.

     The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

     1.2. SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

     1.3. NO FRACTIONAL SHARES REQUIRED TO BE ISSUED. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share, the Company shall pay to the Holder in cash an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

     1.4. LEGEND. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available."

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     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities
Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

     1.5. RESERVATION. The Company has duly reserved, and will keep available for issuance upon exercise of the Warrants, the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not take any actions during the term of this Warrant that would result in any adjustment of the number of shares of Common Stock issuable upon the exercise of the Warrant if (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant,
(ii) all shares of Common Stock issued and outstanding and (iii) all shares then issuable (y) upon the exercise of all Options and (z) upon the conversion or exchange of all Convertible Securities, would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The Company will not change the Common Stock from par value $.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in Article IV that provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased. As of the date hereof, the Company had outstanding (i) 2,642,904 shares of Common Stock, (ii) 156,450 Options to purchase Common Stock, and no other shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or any rights, options or warrants to purchase any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock. Neither the issuance of this Warrant nor the issuance of Warrant Shares upon exercise of this Warrant violates or conflicts with the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

                                   ARTICLE II

                                 WARRANT AGENCY;
                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

     2.1. WARRANT AGENCY. As long as any Warrant remains outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "WARRANT AGENCY") at its address set forth in the Loan Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

     2.2. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

     2.3. TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights

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hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASDAQ, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

     2.4. DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.5. LOSS, THEFT, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is Leaders Bank Entity, then a written agreement of indemnity given by Leaders Bank alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.6. EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                                   ARTICLE III

                                 CERTAIN RIGHTS

     3.1. DETERMINATION OF FAIR MARKET VALUE. Each determination of Fair Market Value hereunder shall be made in good faith by the Company. Upon each determination of Fair Market Value by the Company hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the "COMPANY DETERMINATION").

     3.2. FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly upon transmission thereof, the Company will deliver to the Holder copies of any and all financial statements, proxy

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statements, notices and other reports as it may send to its public stockholders and copies of all registration statements and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to its functions).

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

     4.1. GENERAL. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; PROVIDED that notwithstanding anything to the contrary herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value is reduced from time to time in accordance with
Section 1.5.

     4.2. COMMON STOCK REORGANIZATION. If the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "COMMON STOCK REORGANIZATION"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

     4.3. COMMON STOCK DISTRIBUTION. (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to this Agreement or a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "COMMON STOCK DISTRIBUTION"), for a consideration per share less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

            (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed, in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

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            (ii)  by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, PLUS (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

            (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Fair Market Value per share on the date of such Common Stock Distribution, PLUS
     (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of
     (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Stock Distribution.

     If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) PLUS the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

     The provisions of this paragraph (a), including by operation of paragraph
(b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

            (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, PLUS the minimum aggregate amount of additional consideration payable to the Company

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upon the exercise of all such Options, PLUS, in the case of Options to acquire
Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

            (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, PLUS the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution) of such Convertible Securities, then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

            (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, then the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase

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price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

            (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

     4.4. SPECIAL DIVIDENDS. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "SPECIAL DIVIDEND"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

     4.5. CAPITAL REORGANIZATIONS. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "CAPITAL REORGANIZATION"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to the Warrantholder and to the Warrant Agency an agreement as to the Warrantholders'

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rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this
Article IV and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise by any Regulation Y Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

     4.6. QUALIFIED IPO. Concurrently with the closing of a Qualified IPO by the Company, the Exercise Price shall immediately and automatically be adjusted to be equal to the price per share that the shares of Common Stock were offered to the public in such Qualified IPO (the "IPO PRICE"); PROVIDED, that no such adjustment shall be made if the IPO Price is greater than the Exercise Price then in effect.

     4.7. ADJUSTMENT RULES. Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein occurs, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Common Stock to be delivered to each Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV: (a) in respect of the issuance from time to time of shares of Common Stock upon the exercise of any Warrants (b) with respect to issuance of shares of Common Stock pursuant to any Public Offering, (c) upon exercise of any of the Options outstanding on the Date of Issuance or with respect to issuance of any additional options to purchase Common Stock to officers, employees and independent directors of the Company ("ADDITIONAL OPTIONS") (or issuance of Common Stock upon exercise of any such Additional Options), (d) with respect to other rights granted to a Person which is not an Affiliate (as defined in the Loan Agreement) as consideration for the issuance of loans or extensions of credit to the Company as long as the board of directors of the Company has determined in good faith that the total consideration received from such Person is fair value for the loans or extensions of credit received by the Company, provided that the Loan Agreement shall have been terminated and all obligations thereunder paid in full, or (e) with respect to any issuance of shares of Common Stock or Options of the Company in a Third Party Transaction (or issuance of Common Stock upon exercise of such Options). If the Company takes a record of the holders of its Common Stock for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

     4.8. PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which any Warrantholder is entitled to receive upon exercise of a Warrant and (b) the ownership and exercise

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of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

     4.9. NOTICE OF ADJUSTMENT. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                    ARTICLE V

                            PURCHASE, REDEMPTION AND
                            CANCELLATION OF WARRANTS

     5.1. PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

     5.2. OPTIONAL REDEMPTION. At any time and from time to time after the earliest of (a) the third anniversary of the Closing Date (as defined in the Loan Agreement), (b) at any time after the date on which all outstanding amounts under the Loan Agreement have been paid in full and the Commitments thereunder shall have terminated, and (c) the Closing Date of a Qualified IPO (an "IPO REDEMPTION"), the Company shall have the right to redeem all, but not less than all, of the outstanding Warrants at the Optional Redemption Price, determined as of the day preceding the notice of redemption. Irrevocable notice of such right of redemption shall be given by the Company to all Warrantholders not more than 30 days nor less than 5 days prior to the date scheduled for redemption, stating the date and price, including a reasonably detailed description of the method of calculation thereof, of redemption. Warrantholders may exercise Warrants until 5:00 p.m., Chicago time, on the Business Day preceding the date of redemption set forth in a valid notice of redemption, at which time the right to purchase shares of Common Stock theretofore represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive the Optional Redemption Price from the Company in immediately available funds upon surrender of this Warrant at the Warrant Agency.

     5.3. CANCELLATION OF WARRANTS. All Warrants purchased, redeemed or otherwise acquired by the Company shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to the Company.

     5.4. NOTICE OF REFINANCING OR QUALIFIED IPO. The Company shall give notice to each of the Warrantholders of any intent by the Company to (i) refinance in their entirety the Notes (as defined in the Loan Agreement) not less than 5 days prior to the proposed closing date of such refinancing, setting forth such proposed closing date (such notice, the "REFINANCING NOTICE"), or
(ii) consummate a Qualified IPO not less than 5 days prior to the proposed closing date of such

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Qualified IPO, setting forth such proposed closing date and notifying the
Warrantholder of any election by the Company to call the Warrant pursuant to
Section 5.2 (an "IPO NOTICE").

                                   ARTICLE VI

                                   DEFINITIONS

     The following terms, as used in this Warrant, have the following meanings:

     "BHC ACT" means the Bank Holding Company Act of 1956, as amended.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized by law to close, unless there has been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

     "CAPITAL REORGANIZATION" has the meaning set forth in Section 4.5.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

     "CLOSING PRICE" on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

     "COMMON STOCK DISTRIBUTION" has the meaning set forth in Section 4.3(a).

     "COMMON STOCK REORGANIZATION" has the meaning set forth in Section 4.2.

     "COMPANY" has the meaning set forth in the first paragraph of this Warrant.

     "COMPANY DETERMINATION" has the meaning set forth in Section 3.1.

     "CONVERTIBLE SECURITIES" has the meaning set forth in Section 4.3(b).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "EXERCISE PRICE" means $31.83 per share of the Common Stock, subject to adjustment pursuant to Article IV.

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     "FAIR MARKET VALUE" as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of the Company or otherwise in accordance with Section 3.2 hereof. The Fair Market Value of the Company as at any date of determination shall be the greatest of (i) the Fair Market Value at such date of the Company and its Subsidiaries as a going concern and (ii) the liquidation value at such date of the Company and its Subsidiaries. Notwithstanding the foregoing, if at any date of determination by the Company of the Fair Market Value of the Company, the Common Stock shall then be publicly traded following a Qualified IPO, the Fair Market Value of the Company on such date shall be the Market Price on such date multiplied by the number of shares of Common Stock then outstanding. Determination of the Fair Market Value of the Company per share of Common Stock, shall be made without giving effect to any discount for (i) minority interests or (ii) the voting status of the Common Stock.

     "FULLY DILUTED BASIS" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

     "HOLDER" has the meaning set forth in the first paragraph of this Warrant.

     "IPO PRICE" has the meaning set forth in Section 4.6 hereof.

     "IPO REDEMPTION" has the meaning set forth in Section 5.2 hereof.

     "LOAN AGREEMENT" has the meaning set forth in the second paragraph of this Warrant.

     "MARKET PRICE" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, (y) the determination of the Holders or the Company to exercise their respective rights set forth in Section 5.2 or 5.3 hereof, and
(z) the commencement of "ex-dividend" trading in respect thereof.

     "NASD" means The National Association of Securities Dealers, Inc.

     "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

     "OPTIONS" has the meaning set forth in Section 4.3(b).

     "OPTIONAL REDEMPTION PRICE" means, as of any date of determination, a price for each share of Common Stock issuable upon exercise of the Warrants equal to 105% of the Redemption Price, determined as of such date; PROVIDED that in the case of an IPO Redemption, such price shall equal 100% of the Redemption Price.

     "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

     "QUALIFIED IPO" means any sale of shares of Common Stock by and for the account of the Company for a purchase price of not less than $3.00 pursuant to an underwritten initial public offering registered under the Securities Act; PROVIDED that the proceeds to the Company (net of underwriters' discount, fees and other expenses incurred by the Company in connection therewith) from such sale of shares exceeds $15,000,000.

     "REDEMPTION PRICE" means, as of any date of determination, a price for each share of Common Stock issuable upon exercise of the Warrants equal to the excess of (a)(i) the Fair Market Value of the Company plus the aggregate Exercise Price of all Warrants either being redeemed or then outstanding and not being redeemed divided by (ii) the number of shares of Common Stock outstanding on a Fully Diluted Basis over (b) the Exercise Price then in effect.

     "REFINANCING NOTICE" has the meaning set forth in Section 5.4 hereof.

     "REGULATION Y HOLDER" means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.

     "SPECIAL DIVIDEND" has the meaning set forth in Section 4.4.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "THIRD PARTY TRANSACTION" shall mean a bona-fide negotiated transaction approved by the Board of Directors of the Company in good faith involving the purchase or sale of assets and/or stock (whether by sale of stock, assets, merger, consolidation, or otherwise) of the Company by another Person or an acquisition by the Company of assets or stock (whether by sale of stock, assets, merger, consolidation, or otherwise) of another Person if such Person is not an Affiliate of the Company.

     "WARRANT AGENCY" has the meaning set forth in Section 2.1.

     "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

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     "WARRANTHOLDER" means a holder of a Warrant.

     "WARRANTS" has the meaning set forth in the second paragraph of this Warrant.

     All references herein to "DAYS" shall mean calendar days unless otherwise specified.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. NOTICES. Notices and other communications provided for herein must be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

     7.2. WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Loan Agreement) or Affiliate (as defined in the Loan Agreement) thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III or IV or Section 1.5, 5.2 or 5.4. The provisions of the Loan Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

     Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Loan Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     7.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

     7.4. TRANSFER; COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

     7.5. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     7.6. SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.7. RIGHT TO SPECIFIC PERFORMANCE. The Company acknowledges and agrees that in the event of any breach of the foregoing covenants and agreements, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of the foregoing covenants and agreements.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized as of the day and year first above written.

                                        ADVANCED LIFE SCIENCES
                                        HOLDINGS, INC.


                                        By: /s/ Michael T. Flavin
                                           -------------------------------------
                                           Michael T. Flavin
                                           Chairman and Chief Executive Officer